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                                                                 EXHIBIT 99.f.13


                               PLEDGE AGREEMENT
                               ----------------


          THIS PLEDGE AGREEMENT (this "Agreement") made as of this 24th day of June, 1998, is between MCG CREDIT CORPORATION, a Delaware corporation having its principal place of business and chief executive office at 1100 Wilson Boulevard, Suite 800, Arlington, Virginia 22209 ("Pledgor") and HELLER FINANCIAL, INC., a Delaware corporation having an office at 500 West Monroe Street, Chicago, Illinois 60661, as Agent ("Pledgee"), on behalf of all Lenders (as hereinafter defined).

                                   RECITALS:

          WHEREAS, Pledgor is the legal and beneficial owner of all of the issued and outstanding capital stock of MCG Finance Corporation, a Delaware corporation ("Borrower"), all of which stock, as of the date hereof, is described on Exhibit A hereto; and

          WHEREAS, Borrower has entered into a Credit Agreement of even date herewith (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Pledgee for the benefit of all lenders thereunder ("Lenders"), and the Lenders from time to time as parties thereto; and

          WHEREAS, Borrower has received, and may hereafter receive, loans and other financial accommodations from Lenders under the Credit Agreement, as a result of which it has incurred, and expects simultaneously with the delivery of this Agreement to, and will hereafter, incur, "Obligations" (as that term is defined in the Credit Agreement) to Lenders; and

          WHEREAS, Pledgor acknowledges that, as the sole stockholder of Borrower, it will receive substantial direct and indirect benefits by reason of the making of loans to Borrower as provided in the Credit Agreement; and

          WHEREAS, Pledgor wishes to grant further security and assurance to Pledgee, for the benefit of Pledgee and Lenders, in order to secure the performance of the Obligations of Borrower under the Credit Agreement, and to that effect to pledge to Pledgee, for the benefit of Lenders, all of the present and future capital stock of Borrower owned by Pledgor;

          NOW, THEREFORE, in consideration of the foregoing and in order to induce Pledgee and Lenders to extend credit and make other financial accommodations under the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees with Pledgee, on behalf of and for the benefit of Lenders, as follows:

          1.   Defined Terms. Unless otherwise defined herein, all capitalized
               -------------
terms used herein shall have the meanings given to such terms in the Credit Agreement. Terms defined in the Illinois Uniform Commercial Code which are not otherwise defined in this Agreement or in the Credit Agreement are used in this Agreement as defined in the Illinois Uniform Commercial Code

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as in effect on the date hereof.

          2.   Pledge.  Pledgor hereby pledges, assigns, hypothecates,
               ------
transfers, delivers and grants to Pledgee, for the benefit of Lenders, a lien on and security interest in (a) all of the capital stock of Borrower now or hereafter owned by Pledgor (the "Pledged Shares"), (b) all other property hereafter delivered to Pledgor in substitution for or in addition to the Pledged Shares, (c) any other property of Pledgor, as described in Section 4 below, now or hereafter delivered to, or in the possession or custody of, Pledgee in connection with the Credit Agreement, and (d) any and all proceeds thereof, except with respect to dividends and distributions made pursuant to and in accordance with Section 3.5 of the Credit Agreement and payments for other services permitted between Borrower and Pledgor under the Credit Agreement (all such property being hereinafter referred to collectively as the "Collateral"), as collateral security for (i) the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the Obligations of Borrower, and (ii) the due and punctual payment and performance by Pledgor of its obligations and liabilities under, arising out of, or in connection with this Agreement including, without limitation, any taxes and expenses payable pursuant to Section 18 hereof (all of the foregoing being hereinafter referred to collectively as the "Liabilities"). All of the issued and outstanding capital stock of Borrower owned by Pledgor as of the date hereof is represented by stock certificates listed on Exhibit A hereto, which stock certificates, together with undated stock powers duly executed in blank by Pledgor, are being delivered to Pledgee simultaneously herewith. Pledgee shall maintain possession and custody of the certificates representing the Pledged Shares in accordance with Section 5 below and shall return the Pledged Shares in accordance with said section.

          3.   Representations, Warranties and Covenants of Pledgor.
               ----------------------------------------------------

     (a)  Pledge Related Representations and Warranties:  Pledgor represents and
          ---------------------------------------------
warrants to Pledgee, for the benefit of the Lenders, that:

               (1) Exhibit B sets forth, as of the date hereof, (i) the authorized capital stock of Borrower, (ii) the number of shares of capital stock of Borrower that are issued and outstanding as of the date hereof and
     (iii) the number of shares of capital stock of Borrower held in its treasury. Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Shares, and the Collateral is free and clear of all Liens except the Liens created by this Agreement;

               (2) Pledgor has full power, authority and legal right to execute the pledge provided for herein and to pledge the Collateral to Pledgee, for the benefit of Lenders;

               (3) This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally;

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               (4)  As of the date hereof, Pledgor holds no options, warrants or other agreements with respect to the issuance of additional shares of capital stock of Borrower and, to the best of Pledgor's knowledge, no options, warrants or other agreements with respect to issuance of additional shares of capital stock of Borrower exist;

               (5) The Pledged Shares have been duly and validly authorized and issued, are fully paid and non-assessable and represent all of the issued and outstanding shares of capital stock of Borrower;

               (6) No consent, approval or authorization of or designation or filing with any federal, state or other governmental authority or regulatory body on the part of Pledgor is required in connection with the execution, delivery and performance of this Agreement, the granting of Liens in the Collateral by Pledgor or the exercise by Pledgee, for the benefit of Pledgee and Lenders, of the voting and other rights provided for in this Agreement, except if the failure to obtain or perform, as the case may be, such consent, approval, authorization or filing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

               (7) The execution, delivery and performance of this Agreement by Pledgor will not violate any provision of (i) any applicable law or regulation, (ii) any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, (iii) the charter or by-laws of Pledgor or Borrower, (iv) any securities issued by Pledgor or Borrower, or (v) any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which Pledgor or Borrower is a party or which purports to be binding upon Pledgor or Borrower or upon any of their respective assets, and will not result in the creation or imposition of any Lien on any of the assets of Pledgor or Borrower except as contemplated by this Agreement, and except if such violation or imposition of Lien could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and

               (8) The pledge, assignment and delivery of the Pledged Shares pursuant to this Agreement creates a valid first Lien on the Pledged Shares in favor of Pledgee, for the benefit of Pledgee and Lenders, subject to no other Liens nor to any agreement purporting to grant to any third party any Liens in the property or assets of Pledgor which would include the Pledged Shares. The pledge or assignment of the Collateral (other than the Pledged Shares) pursuant to this Agreement, together with the delivery and/or filing of UCC financing statements in connection therewith, as may be applicable, creates a valid first Lien on such Collateral in favor of Pledgee, for the benefit of Pledgee and Lenders, subject to no other Liens nor to any agreement purporting to grant to any third party any Liens in the property or assets of Pledgor which would include such Collateral. Pledgor covenants and agrees that, to the extent commercially reasonable, it will defend all of the right, title and interest of Pledgee in and to the Collateral, for the benefit of Pledgee and the Lenders, against the claims and demands of all persons whomsoever.

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     (b) General Representations, Warranties and Covenants:  Pledgor further
         -------------------------------------------------
represents, warrants and covenants to Pledgee, for the benefit of the Lenders, that:

               (1) Pledgor will (a) comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which Pledgor is now doing business or may hereafter be doing business and (ii) the obligations, covenants and conditions contained in all Contractual Obligations of Pledgor, other than those laws, rules, regulations, orders and provisions of such Contractual Obligations the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (b) maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by Pledgor for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect, as defined in the Credit Agreement. Pledgor represents and warrants that as of the date hereof, it
     (i) is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, and all Contractual Obligations, other than those applicable laws, rules, regulations, orders and Contractual Obligations, the non-compliance with which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) maintains all licenses, qualifications and permits referred to above, for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect.

               (2) Pledgor will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage insurance with respect to its business and properties against loss or damage of the kinds, errors omissions insurance and key person life insurance, in each instance as customarily carried or maintained by corporations of established reputation engaged in similar businesses.

               (3) Pledgor shall permit any authorized representatives of Agent to visit and inspect any of the properties of Pledgor relating to the Collateral, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business relating to the Collateral with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Pledgor will participate and will use commercially reasonable efforts to cause its key management personnel to participate in a meeting with Agent at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

               (4) Pledgor will not amend, modify or otherwise alter the terms of the Servicing and Management Agreement except as expressly permitted under the Credit Agreement, and shall observe and comply with, in all material respects, its obligations under the Servicing and Management Agreement.

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               (5)  Pledgor will maintain system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that quarterly financial statements are not required to have footnote disclosures). Pledgor will deliver (to the extent not delivered by Borrower) each of the financial statements and other reports described below to Agent (with sufficient copies for distribution to each Lender in the case of the financial statements and other reports described in subsections (A), (B), (D), (F) and, to the extent applicable to Pledgor,
     (L)) of the Credit Agreement, as applicable. As soon as available and in any event within thirty (30) days after the end of each fiscal quarter of the Pledgor (including the last fiscal quarter of Pledgor's fiscal year), Pledgor will deliver to Pledgee the consolidated and consolidating balance sheets of, Pledgor, Borrower and Borrower's Subsidiaries, as of the end of such fiscal quarter, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal quarter and for the period from the beginning of the then current fiscal year of Pledgor to the end of such fiscal quarter. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Pledgor, Pledgor will deliver to Pledgee (1) the consolidated and consolidating balance sheets of Pledgor, Borrower and Borrower's Subsidiaries, as of the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such fiscal year, and (2) a report with respect to the consolidated financial statements from a firm of Certified Public Accountants selected by Pledgor and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

               (6) Any funds received by Pledgor from Borrower, other than payments made pursuant to and in accordance with either the Servicing and Management Agreement or subsection 3.5(c) of the Credit Agreement, shall be used by Pledgor only as expressly provided in subsections 3.5(a) and 3.3(d) and Section 3.8 of the Credit Agreement, as applicable. Such funds shall not be used by Pledgor for making distributions or dividends to it's stockholders. Any distributions or dividends made by Pledgor to its stockholders during the three month period immediately prior to or following the making of a loan or a Restricted Junior Payment by Borrower to Pledgor shall be presumptively deemed a distribution by Pledgor of such loan proceeds from Borrower or Restricted Junior Payment proceeds in violation of this subsection 3(b)(6) and may be set off against future amounts due and owing to Pledgor under the Servicing and Management Agreement.

               (7) Maintain separate existence from Borrower consistent with the requirements of Section 2.10 the Credit Agreement, including, taking all reasonable steps (including, without limitation, in each case, all steps that the Requisite Lenders may from time to time reasonably request) to maintain its identity as a separate entity with assets and liabilities distinct from those of the Borrower.

          4.   Stock  Dividends,  Distributions,  etc.  If, while this Agreement
               ---------------------------------------
is in effect,

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Pledgor shall become entitled to receive or shall receive any stock certificate
(including, without limitation, any certificate representing a stock dividend or a stock distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any options or rights representing equity interests in Borrower, whether as an addition to, in substitution for, or in exchange for any of the Pledged Shares or otherwise, then Pledgor agrees to accept the same as Pledgee's agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the indorsement of Pledgor when necessary and/or appropriate undated stock powers duly executed in blank, to be held by Pledgee as additional Collateral. In case any distribution of capital shall be made to Pledgor on or in respect of the Pledged Shares or any property shall be distributed to Pledgor upon or with respect to the Pledged Shares pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization, merger or consolidation thereof, the property so distributed shall be delivered by Pledgor to Pledgee to be held by Pledgee as additional Collateral. All sums of money and property so paid or distributed in respect of the Pledged Shares which are received by Pledgor (except as expressly permitted under subsection 3.5(c) of the Credit Agreement) or 3(b)6 above shall, until paid or delivered to Pledgee, be held by Pledgor in trust as additional Collateral.

          5.   Administration of Security.  The following provisions shall
               --------------------------
govern the administration of the Pledged Shares:

               (a) So long as no Event of Default has occurred and is continuing and the Obligations have not been accelerated, Pledgor shall be entitled (subject to the other provisions hereof and the Credit Agreement, including, without limitation, Section 8 below and Section 3.5 of the Credit Agreement) (i) to vote or consent with respect to the Pledged Shares and to otherwise exercise the incidents of ownership thereof in any manner not materially inconsistent with this Agreement, the Credit Agreement or any of the other Loan Documents; and (ii) to receive and retain cash dividends or other distributions in the ordinary course made in respect of the Pledged Shares. Pledgor hereby grants to Pledgee or its nominee, for the benefit of Lenders, an irrevocable proxy to exercise all voting and corporate rights relating to the Pledged Shares in any instance, including, without limitation, to approve any merger involving Borrower as a constituent corporation, which proxy shall be exercisable immediately upon the occurrence of an Event of Default. After the occurrence and during the continuance of an Event of Default and upon request of Pledgee, Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Shares as Pledgee may request.

               (b) Upon the occurrence and during the continuance of an Event of Default, in the event that Pledgor, as record and beneficial owner of the Pledged Shares, shall have received or shall have become entitled to receive any cash dividends or other distributions in the ordinary course, Pledgor shall, upon demand made by Pledgee, deliver to Pledgee, and Pledgee shall be entitled to receive and hold, on behalf of Pledgee and Lenders, all such cash or other distributions as additional Collateral; provided, however, that upon such Event
                                        --------  -------
of Default being cured and the Obligations being reinstated, Pledgee shall return such portion of any such cash dividends or other distributions received and retained by Pledgee as have not been applied to cure such Event of Default to Pledgor.

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               (c)  Subject to any sale or other disposition by Pledgee of the
Pledged Shares or other property pursuant to this Agreement, upon the termination pursuant to Section 15 hereof of the Liens hereby granted, the Pledged Shares and any other property then held as part of the collateral security for the Liabilities in accordance with the provisions of this Agreement shall be returned to Pledgor, and Pledgee shall take such other action and execute such other documents as Pledgor may reasonably request to evidence such termination.

          6.   Rights of Pledgee.  Neither Pledgee nor Lenders shall be liable
               -----------------
for any failure to collect or realize upon the Liabilities or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee or any Lender be under any obligation to take any action whatsoever with regard thereto. Any or all of the Collateral held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, and upon notice to Pledgor, be registered in the name of Pledgee or its nominee, for the benefit of Pledgee and the Lenders, and Pledgee or its nominee may thereafter without notice exercise all voting and corporate rights at any meeting with respect to Borrower and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Shares, for the benefit of Pledgee and Lenders, as if Pledgee or its nominee were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment with respect to Borrower or upon the exercise by Borrower or Pledgee, on behalf of Pledgee and Lenders, of any right, privilege or option pertaining to any of the Collateral, and in connection therewith, to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability except to account for property actually received by Pledgee, but Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. Notwithstanding the foregoing, Pledgee shall not take any such actions under this Section except in a commercially reasonable manner and in accordance with the terms hereof, the other Loan Documents, applicable law and (if applicable to the property covered under this Agreement), the standards for the exercise of remedies under Part 5 of Article 9 of the Uniform Commercial Code.

          7.   Remedies.  Upon the occurrence and during the continuance of an
               --------
Event of Default, Pledgee, on behalf of Pledgee and Lenders, without demand of performance or other demand, advertisement or prior notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or prior notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including any disposition in connection with a merger of Borrower) and deliver the Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker's board or at any of Pledgee's offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase, on behalf of

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Pledgee and Lenders, the whole or any part of the Collateral so sold free of any right or equity of redemption in Pledgor, which right or equity of redemption Pledgor hereby expressly waives and releases. Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition, after deducting all costs and expenses of every kind incurred therein or incidental to the safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Pledgee or Lenders hereunder, including attorneys' fees and expenses, to the payment, in whole or in part, of the Liabilities in such order (unless a court of competent jurisdiction shall otherwise direct) as Pledgee may elect. Only after so paying over such net proceeds and after the payment by Pledgee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code of the State of Illinois, need Pledgee account for the surplus, if any, to Pledgor. Pledgor agrees that Pledgee need not give more than ten Business Days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice shall constitute commercially reasonable notification of such matters. No notification need be given to Pledgor if Pledgor has signed after default a statement renouncing any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to Pledgee and Lenders in this Agreement and in any of the other Loan Documents, Pledgee and Lenders shall have all the rights and remedies of secured parties under the Uniform Commercial Code of the State of Illinois and under any other applicable law. Pledgor further agrees, to the full extent permitted under applicable law, to waive and agrees not to assert any rights or privileges which it may acquire under clause (c) of Section 9-112 of the Uniform Commercial Code. Notwithstanding the foregoing, Pledgee shall not take any such actions under this Section except in a commercially reasonable manner and in accordance with the terms hereof, the other Loan Documents, applicable law and, if applicable to the property covered under this Agreement but subject in all events to the waivers contained in the preceding sentence, the standards for the exercise of remedies under Part 5 of Article 9 of the Uniform Commercial Code.

          8.   No Disposition, Liens, etc.  Without the prior written consent of
               ---------------------------
Pledgee, Pledgor agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, nor create, incur or permit to exist any Lien on any of the Collateral, or any interest therein, or any proceeds thereof, except for the Liens granted pursuant to this Agreement. Without the prior written consent of Pledgee and except as permitted under the Credit Agreement, Pledgor agrees that it will not vote to enable Borrower to (a) issue any stock or other securities of any nature in addition to or in exchange or substitution for the Pledged Shares or (b) dissolve, liquidate, retire any of its capital stock, reduce its capital or merge or consolidate with any other Person.

          9.   Sale of Pledged Shares.  (a) Pledgor acknowledges that Pledgee
               ----------------------
may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of Borrower) of any or all the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, Pledgor agrees that any such private sale or disposition shall be deemed to be affected in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale or disposition of any of the Collateral in order to permit Pledgor or Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Pledgor or Borrower would agree to do so.

               (b) Pledgor further agrees to do or to use commercially reasonable efforts to cause to be done all such other acts and things as may be necessary to make any sale or other disposition of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions and the non-compliance with which could reasonably be expected to have an adverse effect on such sale or distribution. If such sale or other disposition is precipitated by a breach or other action of Pledgor, then all expenses incurred in connection with such sale or disposition shall be borne by Pledgor and otherwise at Borrower's expense. Pledgor further agrees that a breach of any of the covenants contained in Sections 4, 5(b), 8, 9 and 10 of this Agreement will cause irreparable injury to Pledgee and Lenders, that neither Pledgee nor Lenders have an adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee and Lenders to seek and obtain specific performance of other obligations of Pledgor contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

               (d) Pledgor further agrees to waive any and all rights of subrogation it may have against Borrower upon the sale or other disposition of all or any portion of the Collateral by Pledgee.

          10.  Further Assurances.  Pledgor agrees that at any time and from
               ------------------
time to time upon the written request of Pledgee, Pledgor will execute and deliver all stock powers, financing statements and other documents and do such further acts and things as Pledgee may reasonably request consistent with the provisions hereof in order to effect the purposes of this Agreement.

          11.  Severability.  Any provision of this Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.  No Waiver; Cumulative Remedies.  Pledgee shall not by any act,
               ------------------------------
delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee, on behalf of the Lenders, and then only to the extent therein set forth. A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any subsequent occasion. No course of dealing between Pledgor and Pledgee or any Lender and no failure to exercise, nor any delay by Pledgee in exercising any right, power or privilege hereunder or under the Credit Agreement on behalf of Lenders, shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

          13.  Successors and Assigns.  This Agreement and all obligations of
               ----------------------
Pledgor hereunder shall be binding upon the successors and assigns of Pledgor, and shall, together with the rights and remedies of Pledgee and Lenders hereunder, inure to the benefit of Pledgee and Lenders and their successors and assigns, except that Pledgor shall not have the right to assign its rights or obligations under this Agreement or any interest herein without the prior written consent of Pledgee.

          14.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND BE
               --------------
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES), EXCEPT WITH RESPECT TO ISSUES OF PERFECTION WHICH SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY
SECTION 9-103 OF THE UNIFORM COMMERCIAL CODE AS ADOPTED BY THE STATE OF
ILLINOIS.

          15.  Termination.  This Agreement and the Liens granted hereunder
               -----------
shall terminate upon the full and complete performance and satisfaction of the Liabilities (other than contingent indemnification obligations to the extent no unsatisfied claim giving rise thereto has been asserted).

          16.  Possession of Collateral.  Beyond the exercise of reasonable care
               ------------------------
to assure the safe custody of the Collateral in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any Lender, nor any nominee of any of them, shall have any duty or liability to collect any sums due in respect of the Collateral or to protect, preserve or exercise any rights pertaining to the Collateral, and Pledgee, each Lender and any nominee thereof shall be relieved of all responsibility for any portion of the Collateral surrendered to Pledgor.

          17.  Survival of Representations.  All representations and warranties
               ---------------------------
of Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

          18.  Taxes and Expenses.  Pledgor will upon demand pay to Pledgee, for
               ------------------
the benefit of Lenders, (a) any taxes (excluding income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like) payable or ruled payable by any federal, state or other governmental authority in respect of this Agreement, together with interest and penalties, if any, and (b) all expenses, including the fees and expenses of attorneys, accountants, consultants or other experts and agents that Pledgee or Lenders may retain in connection with (i) the exercise or enforcement of any of the rights and remedies of Pledgee or Lenders hereunder resulting from

Pledgor's breach hereunder or under the Service Agreement, or (ii) the failure of Pledgor to perform or observe any of the provisions hereof.

          19.  Pledgee Appointed Attorney-In-Fact.  Pledgor hereby irrevocably
               ----------------------------------
appoints Pledgee (until termination of this Agreement under Section 15 hereof) as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, after the occurrence of an Event of Default and the acceleration of the Obligations, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral and to give full discharge for the same, when and to the extent permitted by this Agreement.

          20.  Notices.  Unless otherwise specifically provided herein, any
               -------
notice or other communication required or permitted to be given shall be in writing addressed to the respective party and delivered in accordance with the provisions of Section 9.3 of the Credit Agreement. Notwithstanding anything herein or in the Credit Agreement to the contrary, a notice not given as provided herein or therein, shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

          21.  Changes in Writing.  No amendment, modification, termination or
               ------------------
waiver of any provision of this Agreement or consent to any departure by Pledgor therefrom, shall in any event be effective without the written concurrence of Pledgee and Pledgor, and then only to the extent specifically set forth in such writing.

          22.  Headings.  Section and subsection headings in this Agreement are
               --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          23.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

          24.  Entire Agreement.  This Agreement embodies the entire agreement
               ----------------
and understanding among Pledgor, Pledgee and Lenders and supersedes all prior oral and written agreements and understandings among Pledgor, Pledgee and Lenders relating to the subject matter hereof.

          25.  CONSENT OF JURISDICTION.  PLEDGOR HEREBY CONSENTS TO THE
               -----------------------
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO PLEDGEE'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. PLEDGOR EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF

FORUM NON CONVENIENS. PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON PLEDGOR BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO PLEDGOR, AT THE ADDRESS SET FORTH IN THE CREDIT AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

          26.  WAIVER OF JURY TRIAL.  PLEDGOR, PLEDGEE AND EACH LENDER HEREBY
               --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. PLEDGOR, PLEDGEE AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. PLEDGOR, PLEDGEE AND EACH LENDER WARRANT AND REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers on the date first above written.



                                    MCG CREDIT CORPORATION, a Delaware
                                    corporation


                                    By: /s/ Bryan J. Mitchell
                                        ------------------------------
                                    Its: Pres/CEO
                                         -----------------------------


                                    HELLER FINANCIAL, INC., as Agent


                                    By: /s/ Robert A. Pierce
                                        ------------------------------
                                    Its:  Vice President

                                   EXHIBIT A
                              to Pledge Agreement
                              -------------------

                         DESCRIPTION OF PLEDGED SHARES
                         -----------------------------


                     Certificate      Date of         No. of     State of
Issuer               No.              Issuance        Shares     Incorporation
--------------------------------------------------------------------------------

MCG Finance
Corporation

                                   EXHIBIT B
                                   ---------
                              to Pledge Agreement
                              -------------------

                       DESCRIPTION OF STOCK OF BORROWER
                       --------------------------------



Issuer              Authorized Number           Issued and          Shares Held
                        of Shares           Outstanding Shares      in Treasury
--------------------------------------------------------------------------------

MCG Finance
Corporation